EXHIBIT 21


LIST OF SUBSIDIARIES


Legal Name                      State of Incorporation              Ownership %
----------                      ----------------------              -----------

Go-Video Productions, Inc.            Delaware                          100%

California Audio Labs, L.L.C.         California                        100%